                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             TRUSTMARK CORPORATION
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1)   Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          ---------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------
     5)   Total fee paid:
          ---------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          -------------------------------
     2)   Form, Schedule or Registration Statement No.:
          -------------------------------
     3)   Filing Party:
          -------------------------------
     4)   Date Filed:
          -------------------------------

                             TRUSTMARK CORPORATION

              Post Office Box 291, Jackson, Mississippi 39205-0291

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 11, 2000


TO THE SHAREHOLDERS:

         The annual meeting of the shareholders of Trustmark Corporation, a Mississippi corporation, will be held in the Trinity Ballrooms of the Holiday Inn and Suites - North, located at 5075 I-55 North Frontage Road, Jackson, Mississippi 39206, on Tuesday, April 11, 2000, at 10:00 A.M., local time, for the following purposes:

         1. To elect a board of twenty-three directors to hold office for the ensuing year and until their successors are elected and qualified.

         2. To transact such other business as may properly come before the meeting.

         Only those shareholders of record at the close of business on February 18, 2000, shall be entitled to receive notice of the meeting and vote at the meeting.
         You are urged to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then revoke your proxy prior to the voting thereof. You may also revoke your proxy at any time prior to the voting thereof by written notice to the Secretary of Trustmark Corporation or by delivery to the Secretary of a subsequently dated proxy.

         BY ORDER OF THE BOARD OF DIRECTORS.

               /s/ T.H. Kendall III        /s/ Richard G. Hickson
               --------------------        ----------------------
               T.H. Kendall III            Richard G. Hickson
               Chairman                    President and Chief Executive Officer





Enclosures:  1.  Proxy
             2.  Business Reply Envelope
             3.  Annual Report

                              TRUSTMARK CORPORATION

              Post Office Box 291, Jackson, Mississippi 39205-0291

         PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                 April 11, 2000

                                   I. GENERAL

         This proxy statement is being sent on or about March 10, 2000, in connection with the solicitation by the Board of Directors of Trustmark Corporation (Trustmark) of proxies for the annual meeting of shareholders to be held in the Trinity Ballrooms of the Holiday Inn and Suites - North, located at 5075 I-55 North Frontage Road, Jackson, Mississippi 39206, on Tuesday, April 11, 2000, at 10:00 A.M., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing notice of annual meeting of shareholders.
         Any shareholder giving a proxy has the right to revoke it at any time prior to its exercise on the specific matter to be voted upon by written notice to the Secretary, by revocation in person at the meeting, or by delivery to the Secretary of a subsequently dated proxy. All valid proxies received by Trustmark will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated in an otherwise properly executed proxy, it will be voted for the slate of directors proposed by the Board of Directors.
         Shareholders of record at the close of business on February 18, 2000, are entitled to notice of and to vote at the meeting in person or by proxy. A majority of the shares outstanding constitute a quorum. On the record date, Trustmark had outstanding 69,644,393 shares of common stock. Except in the election of directors, each share is entitled to one vote, and action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions are counted for purposes of determining a quorum, but are otherwise not counted.
         Solicitation of proxies will be primarily by mail. Employees of Trustmark and its subsidiaries may be used to solicit proxies by means of telephone or personal contact, but at no additional compensation. Banks, brokers, trustees, and nominees will be reimbursed for reasonable expenses incurred in sending proxy materials to the beneficial owners of such shares. The total cost of the solicitation will be borne by Trustmark.
         The Board of Directors is not aware of any additional matters which are likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying proxy or their substitutes will vote the shares represented by such proxies in accordance with the recommendations of the Board of Directors of Trustmark.

                            II. ELECTION OF DIRECTORS

         The following slate of twenty-three nominees has been proposed by the Board of Directors for election at the meeting. Shareholders may make nominations at the meeting. The shares represented by the proxies will, unless authority to vote is withheld, be voted in favor of these persons. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. The proxies reserve the right, in their discretion, to vote cumulatively. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes the shareholder is entitled to cast will be distributed among the remaining nominees. Should any of these nominees be unable to accept the nomination, the votes which otherwise would have been cast for that nominee will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. The persons who will be elected to the Board of Directors will be the twenty-three nominees receiving the largest number of votes.

NOMINEES
--------
J. Kelly Allgood, Age 59, Principal Occupation - President, Mississippi BellSouth, Director of Trustmark since 1991.

Reuben V. Anderson, Age 57, Principal Occupation - Partner, Phelps Dunbar, L. L.
P. (Attorneys), Director of Trustmark since 1980, Holds Directorships in The Kroger Company, BellSouth Corporation and Mississippi Chemical Corporation (1).

Adolphus B. Baker, Age 43, Principal Occupation - President and Chief Operating Officer, Cal-Maine Foods, Inc. since January 1997; Vice President, Marketing from June 1989 to January 1997 (Egg Processor), Director of Trustmark since 1999.

John L. Black, Jr., Age 60, Principal Occupation - Chairman and Chief Executive Officer, The Waverly Group, Inc. (Owns and Manages Nursing Home Facilities), Director of Trustmark since 1990.

William C. Deviney, Jr., Age 54, Principal Occupation - Chief Executive Officer, Deviney Construction Company, Inc., (Telecommunications Construction), Director of Trustmark since 1995.

D. G. Fountain, Jr., Age 63, Principal Occupation - President, Fountain Construction Company, Inc. (Mechanical and Electrical Contractors), Director of Trustmark since 1980.

C. Gerald Garnett, Age 55, Principal Occupation - Chief Executive Officer, Southern Farm Bureau Casualty Insurance Company and Southern Farm Bureau Property Insurance Company, Director of Trustmark since 1993.

Richard G. Hickson, Age 55, Principal Occupation - President and Chief Executive Officer, Trustmark Corporation and Vice Chairman and Chief Executive Officer, Trustmark National Bank since May 1997; previously President and Chief Operating Officer, SouthTrust Bank of Georgia, N. A. from 1995 to May 1997, Director of Trustmark since 1997.

Matthew L. Holleman III, Age 48, Principal Occupation - President and Chief Executive Officer, Mississippi Valley Gas Company (Natural Gas Distribution), Director of Trustmark since 1994.

Gerard R. Host, Age 45, Principal Occupation - Treasurer, Trustmark Corporation since September 1995; President and Chief Operating Officer - Financial Services Group, Trustmark National Bank since September 1999; previously Executive Vice President and Chief Financial Officer from November 1995 to September 1999 and Executive Vice President and Chief Investment Officer from September 1994 to November 1995, Director of Trustmark since 1999.

Fred A. Jones, Age 64, Principal Occupation - President, Columbus Manafacturers, Inc. (Mail Order Distributor); President, Columbus Marble Works, Inc. (Manafacturer of Marble and Granite Monuments and License Plates), Director of Trustmark since 1994.

T. H. Kendall III, Age 63, Principal Occupation - President and General Manager, The Gaddis Farms, Inc. (Farming, Banking, Oil Production), also serves as Chairman of the Board, Trustmark National Bank since February 1999 and Chairman of the Board, Trustmark Corporation since April 1999, Director of Trustmark since 1971.

Larry L. Lambiotte, Age 52, Principal Occupation - Co-Owner, Falco Lime, Inc. (Lime Sales), Director of Trustmark since 1995.

Donald E. Meiners, Age 64, Principal Occupation - Retired President and Chief Executive Officer, Entergy Mississippi, Director of Trustmark since 1994.

William Neville III, Age 59, Principal Occupation - President, The Rogue, Ltd. (Men's Retailer), Director of Trustmark since 1980.

Richard H. Puckett, Age 45, Principal Occupation - President and Chief Executive Officer, Puckett Machinery Company (Distributor of Heavy Earth Moving Equipment), Director of Trustmark since 1995.

William K. Ray, Age 63, Principal Occupation - President and Chief Executive Officer, Asbury Foundation of Hattiesburg, Inc. since 1999 (Public Educational/Cultural Foundation); Prior to 1999, President and Chief Executive Officer, Wesley Health System (Hospital and Health Care Holding Company), Director of Trustmark since 1998.

Charles W. Renfrow, Age 53, Principal Occupation - President, Terry Investments, LLC since 1999 (Real Estate Investments); Prior to 1999, President, Renfrow Supply, LLC (Supplier of Commercial and Residential Construction Material) and President, Renfrow Insulation, LLC (Commercial and Residential Insulation), Director of Trustmark since 1995.

Harry  M.  Walker,   Age  49,  Principal   Occupation  -  Secretary,   Trustmark
Corporation; President and Chief Operating Officer - General Banking Group, Trustmark National Bank, Director of Trustmark since 1992.

LeRoy G. Walker, Jr., Age 50, Principal Occupation - President, LTM, Inc. (McDonald's Restaurant Franchise), Director of Trustmark since 1995.

Paul H. Watson, Jr., Age 61, Principal Occupation - President, Farmers Tractor Company, Inc., Director of Trustmark since 1989.

Kenneth W. Williams, Age 58, Principal Occupation - Secretary-Treasurer, Coca-Cola/Dr Pepper Operations of Corinth/Tupelo; President, Refreshments, Inc., Director of Trustmark since 1998.

Allen Wood, Jr., Age 56, Principal Occupation - Director, CPE-Mississippi, ITC^DeltaCom since August 1999 (Telecommunications); Prior to 1999, President and Chief Executive Officer, Scientific Telecommunications, Inc. (Telecommunications Equipment Sales and Service), Director of Trustmark since 1993.

(1) These are directorships with corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered under the Investment Company Act of 1940.

         III.  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         On February 18, 2000, Trustmark had outstanding 69,644,393 shares of common stock, no par value, owned by approximately 5,700 shareholders. The following is certain information about shareholders beneficially owning more than five percent of the outstanding common stock of Trustmark.

 Name and Address        Amount and Nature of         Percent
of Beneficial Owner      Beneficial Ownership        of Class
-------------------      --------------------        --------
Robert M. Hearin             7,900,034                11.34%
 Foundation; Robert M.
 Hearin Support
 Foundation (1)
711 West Capitol Street
Jackson, MS 39207

Trustmark National           5,965,193                 8.57%
 Bank (2)
248 East Capitol Street
Jackson, MS 39201

(1)      Includes  383,928  shares  owned by the  Robert M.  Hearin  Foundation,
         2,956,862  shares  owned by the Robert M.  Hearin  Support  Foundation,
         4,281,244 shares owned by Capitol Street Corporation, 273,000 shares owned by Bay Street Corporation and 5,000 shares owned by Mississippi Valley Gas Company. Capitol Street Corporation is a 100 percent owned subsidiary of Galaxie Corporation, which may be deemed to be controlled by the Robert M. Hearin Support Foundation. Does not include 508,854 shares held in the Mississippi Valley Gas Company pension plan, since Trustmark National Bank (the Bank) has voting and investment authority over these shares. Voting and investment decisions concerning shares beneficially owned by the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation are made by the Foundations' trustees: Robert
         M. Hearin, Jr., Matthew L. Holleman III, Daisy S. Blackwell, E.E. Laird, Jr., Laurie H. McRee and Alan W. Perry.

(2) Represents shares held by the Bank's Trust Department in various capacities in which the Bank has investment or voting authority. As a matter of policy, the Bank's Trust Department has declined to exercise its voting and investment authority with respect to these shares.

                IV. OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

         The following table reflects the number of Trustmark common shares beneficially owned by directors and nominees, each of the executive officers named in Section V and the directors and executive officers of Trustmark as a group. The persons listed have sole voting and investment authority for all shares except as indicated. Percent of outstanding shares of common stock owned is not shown where less than one percent.

                               Amount and              Percent of
                               Nature of              Outstanding
                              Beneficial              Shares of
                              Ownership of            Common Stock
    Name                      Common Stock               Owned
----------------              ------------            ------------
J. Kelly Allgood                 47,658
Reuben V. Anderson               20,132 (1)
Adolphus B. Baker                   600
John L. Black, Jr.              548,700 (1)(2)
Robert P. Cooke III             140,060 (3)
William C. Deviney, Jr.          11,600
D. G. Fountain, Jr.             228,800 (4)
C. Gerald Garnett             1,436,261 (5)                2.06%
Richard G. Hickson               72,201 (6)
Matthew L. Holleman III       7,942,117 (7)               11.40%
Gerard R. Host                   54,983 (1)(8)
Fred A. Jones                   446,718 (1)(9)
T. H. Kendall III               348,082 (1)(10)
Larry L. Lambiotte               90,400
James S. Lenoir                   3,375 (11)
Donald E. Meiners                52,895 (1)
William Neville III             152,200 (12)
Richard H. Puckett              246,370 (1)(13)
William O. Rainey                29,791 (14)
William K. Ray                    6,560
Charles W. Renfrow              311,800 (1)
Harry M. Walker                 102,217 (1)(8)
LeRoy G. Walker, Jr.              1,004
Paul H. Watson, Jr.               8,392 (1)(15)
Kenneth W. Williams               9,331
Allen Wood, Jr.                  30,273 (1)

Above named persons and
executive officers of
Trustmark as a group         12,342,520                     17.72%

(1)  Includes shares owned by spouse and/or minor children.

(2) Includes 59,800 shares held in a private foundation for which nominee has voting and investment authority.

(3) Includes 78,060 shares held as trustee for which named individual has voting and investment authority.

(4) Includes 193,200 shares held in a charitable foundation for which nominee has shared voting and investment authority.

(5) Includes 1,355,102 shares owned by Southern Farm Bureau Casualty Insurance Company and 72,000 shares owned by Southern Farm Bureau Casualty Insurance Company Employee Retirement Plan and Trust for which nominee has shared voting and investment authority.

(6) Includes 68,186 shares which the nominee has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan. Includes options which become exercisable in May 2000.

(7) Includes 42,083 shares owned by nominee and immediate family members and 7,900,034 shares as to which nominee has shared voting and investment authority as a result of serving as one of six trustees of the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation, president and chairman of the board of Galaxie Corporation, president and director of Capitol Street Corporation and president and director of Bay Street Corporation. These shares are reported as beneficially owned by the Robert
     M. Hearin  Foundation  and the Robert M. Hearin  Support  Foundation  under
     Section III.

(8) Includes 30,811 shares which the nominee has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan. Includes options which become exercisable in May 2000.

(9) Includes 34,722 shares owned by Columbus Manufacturers, Inc. and 9,336 shares owned by Quality Products, Inc., for which nominee has voting and investment authority. Also includes 149,136 shares owned in trusts for family members for which nominee's wife has voting and investment authority.

(10) Includes 87,136 shares held as trustee for which nominee has shared voting and/or investment authority. Also includes 112,056 shares owned by The Gaddis Farms, Inc. and 77,642 shares owned by Gaddis & McLaurin, Inc. for which nominee has voting authority.

(11) Includes 1,375 shares which the named individual has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan. Includes options which become exercisable in May 2000.

(12) Includes 17,000 shares held by a corporation controlled by the nominee.

(13) Includes 90,000 shares owned by Puckett Machinery Company and 60,360 shares held by Puckett Machinery Company Profit Sharing Plan for which nominee has either sole or shared voting and investment authority.

(14) Includes 3,875 shares which the named individual has the right to acquire through the exercise of options granted under Trustmark's 1997 Long Term Incentive Plan. Includes options which become exercisable in May 2000.

(15) Includes 2,000 shares held in an estate for which nominee has voting and/or investment authority.

              V. COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

         The following table shows the aggregate compensation for the last three fiscal years paid by Trustmark and the Bank to Trustmark's Chief Executive Officer and to the Bank's four highest compensated executive officers where compensation in the form of salaries and bonuses exceeded $100,000 in 1999.

                                                                   Long Term
                                      Annual Compensation         Compensation
                                    -------------------------     ------------
                                                                   Securities
       Name and                                                    Underlying      All Other
  Principal Position                Year    Salary     Bonus        Options     Compensation (1)
-------------------------           ----   --------   --------    ------------  ----------------
Richard G. Hickson                  1999   $485,000   $485,000       42,000        $  6,670
President and Chief                 1998    440,000    350,000       38,000           2,376
Executive Officer,                  1997    256,154    275,000       56,000         213,000
Trustmark Corporation;
Vice Chairman and Chief
Executive Officer,
Trustmark National Bank

Harry M. Walker                     1999   $225,000   $172,835       16,500        $  6,670
Secretary, Trustmark                1998    205,000    130,000       15,000           6,669
Corporation; President              1997    197,000    110,000       30,000           6,159
and Chief Operating
Officer - General Banking
Group, Trustmark National
Bank

Gerard R. Host                      1999   $217,917   $171,436       16,500        $  6,670
Treasurer, Trustmark                1998    192,000    125,000       15,000           6,669
Corporation; President              1997    182,000    105,000       30,000           6,159
and Chief Operating
Officer - Financial
Services Group, Trustmark
National Bank

William O. Rainey                   1999   $155,000   $ 66,102        5,500        $  6,670
Executive Vice                      1998    147,500     50,000        5,000           6,669
President and Chief                 1997    142,660     42,500         N/A            6,159
Banking Officer,
Trustmark National Bank

James S. Lenoir                     1999   $127,282   $ 57,958        5,500            N/A
Executive Vice                      1998      N/A        N/A           N/A             N/A
President and Chief                 1997      N/A        N/A           N/A             N/A
Risk Officer, Trustmark
National Bank

(1) All other compensation represents contributions to the Bank's ESOP or 401(k) plan except for $213,000 paid to Richard G. Hickson in 1997 for forfeited benefits of prior employment.

Option Grants During 1999 and Potential Realizable Values

       The following table sets forth as to each named executive officer, information with respect to option grants during 1999 and the potential realizable value of such option grants assuming a 5% and 10% compounded annual rate of appreciation in the value of Trustmark's shares. The 5% and 10% assumed rates of growth are for illustrative purposes only. They are not intended to predict future stock prices, which will depend on market conditions and other factors such as Trustmark's performance. Options granted during 1999 vest in four annual installments.


                   Individual Option Grants in the Last Fiscal Year
---------------------------------------------------------------------------------------
                                                                         Potential
                                                                    Realizable Value at
                                                                    Assumed Annual Rate
                                 % of       (1)                       of Appreciation
                      Options   Options   Exercise                    for Option Term
                      Granted   Granted   Price Per   Expiration   --------------------
       Name           in 1999   in 1999   Share ($)      Date        5.0%      10.0%
-------------------   -------   -------   ---------   ----------   --------  ----------

 Richard G. Hickson    42,000    16.18%    $22.7812    5/11/2009   $601,733  $1,524,909
 Harry M. Walker       16,500     6.36%     22.7812    5/11/2009    236,395     599,072
 Gerard R. Host        16,500     6.36%     22.7812    5/11/2009    236,395     599,072
 William O. Rainey      5,500     2.12%     22.7812    5/11/2009     78,798     199,691
 James S. Lenoir        5,500     2.12%     22.7812    5/11/2009     78,798     199,691

(1) On the date of the grants, the exercise price of all options was equal to the closing price of Trustmark's common shares on the NASDAQ market.

Option Exercises and Holdings

         The following table provides information concerning the exercise of stock options during 1999 by the named executive officers and the unexercised stock options held by them at December 31, 1999.

Aggregated Options/Exercises in Last Fiscal Year and Fiscal Year End Option Values
----------------------------------------------------------------------------------
                                                                     In-the-Money
                         Shares                   Options at          Options at
                      Acquired on     Value     Fiscal Year End     Fiscal Year End
                        Exercise    Realized     Exercisable/        Exercisable/
       Name               (#)          ($)       Unexercisable       Unexercisable
 ------------------   -----------   ---------   ----------------   -----------------

 Richard G. Hickson        -           -          36,392/99,608    $226,176/$226,176
 Harry M. Walker           -           -          17,642/43,858    $121,166/$121,166
 Gerard R. Host            -           -          17,642/43,858    $121,166/$121,166
 William O. Rainey         -           -           1,250/9,250           $0/$0
 James S. Lenoir           -           -               0/5,500           $0/$0

Pension Plan

         Trustmark maintains a noncontributory pension plan (the Plan) for employees who are 21 years or older and who have completed one year of service with a prescribed number of hours of credited service. The following table specifies the estimated benefits payable upon retirement under the Plan to persons in the following remuneration and years of service classifications:

10 Year Average          YEARS OF CREDITED SERVICE
Annual Earnings    15       20       25       30       35
---------------  -------  -------  -------  -------  -------
    $ 50,000     $11,250  $15,000  $18,750  $22,500  $26,250
      75,000      17,109   22,812   28,515   34,218   39,921
     100,000      25,172   33,562   41,953   50,343   58,734
     125,000      33,234   44,312   55,390   66,468   77,546
     150,000      41,297   55,062   68,828   82,593   96,359
     200,000      44,522   59,362   74,203   89,043  103,884

         Years of credited  service for the highest paid executives are: Richard
G. Hickson - 2 years, Harry M. Walker - 28 years, Gerard R. Host - 16 years, William O. Rainey - 18 years, James S. Lenoir - 0 years.
         Benefits payable under the Plan are based on a formula that takes into account the individual's average compensation over the highest consecutive ten-year period and the number of years of credited service. Average compensation consists of W-2 taxable income adjusted for employee contributions to 401(k) and cafeteria plans, as well as excess group term life insurance, automobile allowance, moving expenses and severance pay. For 1999, the maximum benefit was $130,000 and maximum covered compensation was $160,000. The table assumes that the entire service period was completed under the new benefit formula that is effective for service on or after January 1, 1989. Amounts payable pursuant to the Plan are not subject to deduction for Social Security.

Deferred Compensation Plan

         The Bank provides executive officers with the right to participate in a defined benefit deferred compensation plan pursuant to which the Bank is obligated to provide participants certain retirement and death benefits. Benefits following normal retirement equal 50% of final salary payable for life, but not less than 10 years. Should a participant die prior to normal retirement, the beneficiary receives a death benefit equal to specified percentages of final salary for a period of up to 10 years. Life insurance contracts have been purchased which may be used to fund payments under the plan.

Employment and Termination of Employment Agreements

         Mr. Hickson entered into an employment agreement effective May 13, 1997 (the Commencement Date), which provides for his employment as President and Chief Executive Officer of Trustmark. The agreement provides for a base salary of not less than $400,000, a bonus up to 100% of base salary, certain stock options and customary employee benefits. Trustmark is obligated to make certain payments to Mr. Hickson in the event his contract is terminated or in the event he resigns for "Good Reason", within three years after a change in control of Trustmark. The amount payable is the sum of his salary immediately prior to the change and the highest annual bonus earned in any of the three years preceding the change, multiplied by 3.0. In addition, Trustmark is required to provide certain employee benefits for a period of years equal to the severance multiple shown above, reduced by any employee benefits received from later employment. Previously granted stock options which have not vested, shall vest immediately.
         If, without a change in control, Trustmark terminates Mr. Hickson for a reason other than for cause, death, disability or retirement, Trustmark is obligated to pay Mr. Hickson an amount equal to the product of 1.5 times the sum of his annual salary and "Target" bonus of 50% of annual compensation for the year in which the termination occurs. Mr. Hickson will also be entitled to certain employee benefits for a period of 18 months following the termination, reduced by any employee benefits received from later employment.
         In December 1997, Trustmark entered into agreements with Harry M. Walker and Gerard R. Host which provide for certain payments to these individuals in the event their employment is terminated or if they resign for "Good Reason" within two years after a change in control of Trustmark. The amount payable is the sum of the product of the individual's salary immediately prior to the change in control and the highest annual bonus earned in the two years preceding the change in control, multiplied by 2.0. Trustmark is required to continue certain employee benefits for the two year period following the termination or resignation, reduced by any employee benefits received from later employment. Any previously granted unvested stock options vest as of the date of termination or resignation.

Compensation Committee Report on Executive Compensation

         Trustmark's Executive Compensation Committee determines the compensation of Trustmark's executive officers. In establishing that compensation, the committee considers a number of factors including levels of compensation at comparable financial institutions, contributions of the individuals to Trustmark, the financial performance of Trustmark and other relevant factors. In establishing the salaries of Trustmark's executive officers, the committee principally considers compensation levels at comparable financial institutions and the recommendation of Mr. Hickson.
         Bonuses given to executive officers in 1999 were allocated from a total bonus pool of $4.2 million awarded to all employees. During 1999, Trustmark implemented a new, performance-based bonus program. The framework of the new three tier bonus program, which measures performance goals, was used to determine bonuses paid to executive officers. The performance goals measure corporate performance, line of business performance and individual management effectiveness.

         In 1999, the committee awarded a total of 259,500 stock options pursuant to Trustmark's 1997 Long Term Incentive Plan. Options are designed to provide additional incentive-based compensation to participants. The number of options granted is generally designed to comprise specified percentages of the participants' base salaries. The percentage varies with levels of job responsibility.
         In establishing Mr. Hickson's salary, the committee principally considered the salaries of chief executive officers in comparable financial institutions. The committee also considered Mr. Hickson's past performance and contributions to Trustmark. No prescribed quantitative measures of Mr. Hickson's or Trustmark's performance were used.
         Mr. Hickson's bonus was determined based on the performance based bonus program implemented during 1999 and was measured on corporate performance and individual management effectiveness.
         In 1999, Mr. Hickson was awarded options to purchase 42,000 shares of Trustmark's stock at $22.7812 per share, which was the market price of such shares on the date awarded. The number of options granted was designed to provide Mr. Hickson with additional incentive-based compensation equal to 60 percent of Mr. Hickson's base salary.
                                         Executive Compensation Committee
                                         --------------------------------
                                         C. Gerald Garnett, Chairman
                                         D.G. Fountain, Jr.
                                         William F. Goodman, Jr.
                                         Matthew L. Holleman III
                                         T.H. Kendall III
                                         William Neville III
                                         Ben Puckett

Compensation Committee Interlocks and Insider Participation in
Compensation Decisions

        The Executive Compensation Committee is composed of the persons identified above. Mr. Goodman is a partner in a law firm which was retained by Trustmark and the Bank during 1999 and which is anticipated to be retained during 2000. During 1999, no executive officer of Trustmark or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one of whose executive officers served on the Executive Committee or the Board of Directors of Trustmark.

Compensation of Directors

        Directors' meetings of Trustmark are held in conjunction with meetings of the Board of Directors of the Bank. During 1999, the Chairman of the Board received $4,250 per month; all members of the Executive Committee were paid $2,125 per month; and all other directors and each committee chairman received $1,000 and $1,250, respectively, for each board meeting attended. Members of the Board of Directors who are salaried officers of Trustmark or the Bank do not receive additional compensation for service on the board.
        Trustmark provides nonemployee directors the opportunity to participate in a deferred fee plan pursuant to which participants may defer up to 100% of fees to fund a portion of the cost of specified death and retirement benefits. Trustmark has purchased life insurance policies on the directors to fund this plan over the long term.

        In February 2000, the Board of Directors amended the Trustmark Corporation 1997 Long Term Incentive Plan to provide for the issuance of options to directors. The amendment did not increase the number of options authorized under this plan. To date, no options have been awarded to directors.

Performance Graph

         The following graph compares Trustmark's annual percentage change in cumulative total return on common shares over the past five years with the cumulative total return of companies comprising the NASDAQ market value index and the KBW 50 Total Return Index. The KBW 50 is an industry index prepared by Keefe, Bruyette and Woods, Inc. and consists of 50 bank holding companies, including all money-center and most major regional bank holding companies.
         This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1994, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals.

                        FIVE YEAR CUMULATIVE TOTAL RETURN

        ----------------------FISCAL YEAR ENDING--------------------------
        COMPANY           1994   1995     1996     1997     1998     1999
        ------------------------------------------------------------------
        Trustmark Corp.   100   133.35   152.78   282.76   281.39   274.07
        KBW 50            100   160.16   226.56   331.21   358.63   346.18
        NASDAQ Market     100   129.71   161.18   197.16   278.08   490.46

                        VI. TRANSACTIONS WITH MANAGEMENT

         No executive officer, director, nominee, their related entities or their immediate family members have been indebted to Trustmark, or any subsidiaries, other than the Bank, at any time since January 1, 1999. In the ordinary course of business, the Bank and its subsidiaries have had, and expect to have in the future, banking and securities brokerage transactions (including loans, repurchase transactions, reverse repurchase transactions and other routine transactions) in excess of $60,000 with executive officers, directors, nominees, related entities and immediate family members. Such transactions are made on substantially the same terms, including, in the case of loans, interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. None of the loans involved more than the normal risks of collectibility and presented no other unfavorable features.
         For the year 1999, Scientific Telecommunications, Inc., a company controlled by Director Allen Wood, Jr., was paid $1,253,290 for telecommunications equipment and services. Reuben V. Anderson is a partner in the law firm of Phelps Dunbar, L.L.P. This firm was retained by Trustmark or the Bank on various legal matters during 1999 and it is anticipated that this firm will be retained during 2000.
         During 1999, the Bank engaged in business relationships with various entities in which members of the Board of Directors have direct and indirect interests. None of these relationships were considered material to the Bank or such entity.

                   VII. OTHER INFORMATION CONCERNING DIRECTORS

         During 1999, Trustmark had an Audit Committee composed of J. Kelly Allgood, Chairman, Fred A. Jones, Richard H. Puckett, William K. Ray, Paul H. Watson, Jr., Kenneth W. Williams, Allen Wood, Jr. and Advisory Director Harry H. Bush. This committee, which conducts the usual and necessary activities in connection with the audit functions of Trustmark, held nine meetings during 1999.
         Trustmark's Executive Compensation Committee, which was composed of C. Gerald Garnett, Chairman, D.G. Fountain, Jr., Matthew L. Holleman III, T.H. Kendall III, William Neville III and Advisory Directors William F. Goodman and Ben Puckett, held six meetings during 1999.
         There were eleven meetings of the Board of Directors held during 1999. Of those directors serving during 1999, none attended fewer than 75% of the aggregate number of meetings of the Board and the committees of which they were members.

          VIII. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Directors, certain officers of Trustmark and its subsidiaries and holders of more than 10% of Trustmark's outstanding shares are required to file reports under Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. Trustmark believes that during 1999, its officers, directors and greater than 10% beneficial owners complied with all filing requirements except Director Larry L. Lambiotte, who filed one late report covering two transactions.

                          IX. PROPOSALS OF SHAREHOLDERS

         Shareholders may submit proposals to be considered at the 2001 Annual Meeting of Shareholders if they do so in accordance with applicable regulations of the Securities and Exchange Commission. Any shareholder proposals must be submitted to the Secretary of Trustmark no later than November 11, 2000, in order to be considered for inclusion in Trustmark's proxy materials for the 2001 Annual Meeting.

         BY ORDER OF THE BOARD OF DIRECTORS.

              /s/ T.H. Kendall III       /s/ Richard G. Hickson
              --------------------       ----------------------
              T.H. Kendall III           Richard G. Hickson
              Chairman                   President and Chief Executive Officer

                                   APPENDIX I

                                   PROXY CARD

                              TRUSTMARK CORPORATION
                               POST OFFICE BOX 291
                        JACKSON, MISSISSIPPI 39205-0291

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on April 11, 2000.

The undersigned, having received Notice of Meeting and Proxy Statement dated March 10, 2000, appoint D. G. Fountain, Jr., T. H. Kendall III and William Neville III and each or any of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Trustmark Corporation which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Corporation to be held on April 11, 2000, in the Trinity Ballrooms of the Holiday Inn and Suites North, located at 5075 I-55 North Frontage Road, Jackson, Mississippi, at 10:00 A.M., local time, and any adjournment thereof, as follows:

1.  Election of Directors

     J. Kelly Allgood, Reuben V. Anderson, Adolphus B. Baker, John L. Black, Jr., William C. Deviney, Jr., D.G. Fountain, Jr., C. Gerald Garnett, Richard G. Hickson, Matthew L. Holleman III, Gerard R. Host, Fred A. Jones, T.H. Kendall III, Larry L. Lambiotte, Donald E. Meiners, William Neville III, Richard H. Puckett, William K. Ray, Charles W. Renfrow, Harry M. Walker, LeRoy G. Walker, Jr., Paul H. Watson, Jr., Kenneth W. Williams, and Allen Wood, Jr.

Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with the decision of the Board of Directors.

SEE REVERSE SIDE

(X) Please mark your vote as in this example

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is made, or if any other matter properly comes before the meeting for which no choice has been specified, the shares will be voted in accordance with the recommendation of the Board of Directors. Unless authority is withheld as to a particular nominee, the proxy will be voted for each nominee listed. The undersigned hereby authorizes the proxies, in their discretion, to vote the undersigned's shares cumulatively.

1.   Election of Directors (see reverse)

     (   ) FOR all nominees

     (   ) WITHHOLD all nominees

     (   ) FOR, EXCEPT vote withheld from the following nominee(s):

           --------------------------------------------------------

Please sign exactly as name appears. When shares are held as joint tenants, both are requested to sign. Trustees, attorneys, executors, administrators, guardians, and others signing in a representative capacity should indicate the capacity in which they sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature                                                       Date
          -------------------------------------                      ----------

Signature                                                       Date
          -------------------------------------                      ----------

Please mark, sign, date and return proxy card promptly using the enclosed envelope.

DETACH CARD                                                          DETACH CARD